Exhibit 10.10
HUNTER ACQUISITION CORP.
2005 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     THIS AGREEMENT is made as of the Date of Grant set forth in the Notice of Grant of Restricted Stock (“Notice of Grant”) between Hunter Acquisition Corp., a Delaware corporation (the “Company”), and Grantee in order to carry out the purposes of the Hunter Acquisition Corp. 2005 Stock Incentive Plan (the “Plan”) by issuing Grantee shares of Class B Stock of the Company subject to certain restrictions thereon, and in consideration of the mutual agreements and other matters set forth in this Agreement, in the Notice of Grant, and in the Plan, the Company and Grantee hereby agree as follows:
     1. DEFINITIONS
          1.1 Definitions. Wherever used in this Agreement, the following words and phrases when capitalized will have the meanings ascribed below, unless the context clearly indicates to the contrary, and all other capitalized terms used in this Agreement, which are not defined below, will have the meanings set forth in the Plan.
               (a) “Act” means the Securities Act of 1933, as amended.
               (b) “Agreement” means this restricted stock agreement between Grantee and the Company.
               (c) “Cause” means “cause” as defined in Grantee’s Executive Advance Severance Agreement or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that Grantee (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Grantee’s duties and responsibilities for the Company or any Affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties, including, but not limited to, willfully refusing without proper legal reason to perform Grantee’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Grantee and the Company related to Grantee’s Service, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any Affiliate or their legitimate business interests, including, but not limited to, their goodwill and public image.
               (d) “Date of Grant” means the date set forth as the Date of Grant in the Notice of Grant.

               (e) “Forfeiture Restrictions” means the following restrictions: the Restricted Shares, except to the extent that the Forfeiture Restrictions have lapsed, (i) may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by Grantee and (ii) will be subject to the Company’s Unvested Share Repurchase Option upon termination of Grantee’s Service for any reason.
               (f) “Involuntary Termination” means a termination of Grantee’s Service, which (i) is not initiated in whole or in part by Grantee, (ii) is not a termination as a result of disability or death, and (iii) is not consented to by Grantee.
               (g) “Restricted Shares” means the shares of Stock issued to Grantee on the terms set forth in this Agreement, the Notice of Grant, and the Plan.
               (h) “Grantee” means the person to whom the Restricted Shares are granted as specified in the Notice of Grant.
               (i) “Notice of Grant” means the Notice of Grant of Restricted Stock accompanying the Agreement.
               (j) “Service” means Grantee’s service in his status as Employee, Consultant, or Director, as applicable, or status as employee, consultant, or director of a corporation, or parent or subsidiary of such corporation, assuming or substituting new restricted shares for the Restricted Shares.
               (k) “Stock” means shares of Class B Stock.
               (l) “Unvested Share Repurchase Option” means the right of the Company to repurchase, upon the termination of Grantee’s Service, the Restricted Shares granted to Grantee as set forth in Section 4.2.
               (m) “Vested Share Repurchase Option” means the right of the Company to repurchase, upon the termination of Grantee’s Service, the Restricted Shares granted to Grantee as set forth in Section 4.2.
          1.2 Number and Gender. Wherever appropriate in this Agreement, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in this Agreement, will be deemed to include the feminine gender where appropriate.
          1.3 Headings of Sections and Subsections. The headings of Sections and Subsections in this Agreement are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text will in all cases control. All references to Sections and Subsections are to this document unless otherwise indicated.
     2. ISSUANCE OF RESTRICTED SHARES
          2.1 Grant of Restricted Shares. The Company hereby issues to Grantee the Restricted Shares on the terms and conditions set forth in this Agreement and in the Notice of

Grant and the Plan. The number of shares of Stock issued as Restricted Shares are set forth in such Grantee’s Notice of Grant. The Notice of Grant and the Plan are incorporated in this Agreement by reference as a part of this Agreement.
          2.2 Issuance of Certificate.
               (a) Subject to Section 4.1, a certificate or certificates evidencing the Restricted Shares will be issued by the Company to, and registered in the name of, Grantee. The Company may at any time place legends referencing the Forfeiture Restrictions and any other restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement. Unless and until a certificate or certificates representing such shares will have been issued by the Company to Grantee, Grantee will not be or have any of the rights or privileges of a stockholder of the Company with respect to the Restricted Shares.
               (b) Upon the issuance of such certificate or certificates evidencing the Restricted Shares to Grantee, Grantee will have the right to receive dividends with respect to such shares, subject to the terms of this Agreement, to vote such shares, and to enjoy all other stockholder rights, except that (i) Grantee will not be entitled to the delivery of such certificate until the Forfeiture Restrictions have lapsed, (ii) the Company will retain custody of such certificates until the Forfeiture Restrictions have lapsed, (iii) Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the Forfeiture Restrictions have lapsed, and (iv) a breach of any of the terms and conditions set forth in the Plan, Notice of Grant, and this Agreement will cause a forfeiture of such shares.
          2.3 Election Under Section 83(b) of the Code. Grantee understands that Grantee should consult with Grantee’s tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares so acquired by Grantee for which the Forfeiture Restrictions have not lapsed. This election must be filed no later than 30 days after the date on which Grantee is issued such Restricted Shares. This time period cannot be extended. GRANTEE ACKNOWLEDGES (A) THAT GRANTEE HAS BEEN ADVISED TO CONSULT WITH A TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO GRANTEE OF THE RECEIPT OF THE RESTRICTED SHARES AND (B) THAT TIMELY FILING OF A SECTION 83(B) ELECTION IS GRANTEE’S SOLE RESPONSIBILITY, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON GRANTEE’S BEHALF.
          2.4 Establishment of Escrow.
               (a) To ensure that the shares subject to the Forfeiture Restrictions will be available to the Company upon forfeiture or repurchase, as applicable, Grantee will be required to deposit the certificate evidencing the shares with the Company or an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. The Company will bear the expenses of the escrow. After the expiration of the Forfeiture Restrictions, the escrow agent will deliver to Grantee, at the Grantee’s written request, the shares and any other property no longer subject to such Forfeiture Restrictions as soon as practicable after receipt of such written request, but not more frequently than twice each calendar year.
               (b) Upon the occurrence of a Corporate Change as defined in the Plan, a recapitalization as described in Section 9.3 of the Plan, or other change in Stock described in Section 9.5 of the Plan, any and all new, substituted, or additional securities or other property to which Grantee is entitled by reason of Grantee’s ownership of the Restricted Shares that remain subject to the Forfeiture Restrictions following such Corporate Change, recapitalization, or other change in Stock will be immediately subject to such Forfeiture Restrictions and to escrow to the same extent as such shares of Stock immediately before such event.
               (c) In the event the shares and any other property held in escrow are subject to the Company’s Unvested Share Repurchase Option, the notices required to be given to the Participant will be given to the escrow agent, and any payment required to be given to the Participant will be given to the escrow agent. Within 30 days after payment by the Company, the escrow agent will deliver to the Company the shares and any other property that the Company has purchased and will deliver to the Participant the payment received from the Company.
     3. FORFEITURE RESTRICTIONS
          3.1 Forfeiture Restrictions. The Restricted Shares will be subject to Forfeiture Restrictions, until such time that the Forfeiture Restrictions lapse pursuant to the Vesting Schedule in the Notice of Grant. Until they so lapse, the Forfeiture Restrictions will be binding upon and enforceable against Grantee and any transferee of Grantee’s Restricted Shares.
          3.2 Acceleration of Lapsing of Forfeiture Restrictions Upon Certain Events Associated with a Corporate Change. Unless otherwise provided in the Notice of Grant, if Grantee’s Service terminates as an Involuntary Termination other than for Cause within 12 months following the effective date of a Corporate Change, the Forfeiture Restrictions will lapse in their entirety effective as of the date of Grantee’s termination.
          3.3 Termination of Grantee’s Service. Upon termination of Grantee’s Service for any reason, including, but not limited to, death and disability, the Forfeiture Restrictions of the Restricted Shares will no longer lapse from and after the date of such termination. If Grantee’s Service is terminated either (i) during the first 12 months after the Date of Grant or (ii) at any time with Cause, then all Restricted Shares shall be subject to the Restricted Share Repurchase Option under Section 4.2(b). If Grantee’s service is terminated in any other manner, then the Vested Shares shall be subject to the Vested Share Repurchase Option under Section 4.2(c), and the Unvested Shares shall be subject to the Unvested Share Repurchase Option under Section 4.2(a).

     4. STATUS OF STOCK AND RESTRICTIONS
          4.1 Status of Stock. With respect to the status of the Stock, at the time of execution of this Agreement, Grantee understands and agrees to all of the following:
               (a) Grantee understands that at the time of the execution of this Agreement the shares of Stock to be issued have not been registered under the Act or any state securities law and that the Company does not currently intend to effect any such registration. In the event exemption from registration under the Act is available upon issuance of the Restricted Shares, Grantee, if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.
               (b) Grantee agrees that the shares of Stock that Grantee acquires pursuant to this Agreement will be acquired for investment without a view to distribution, within the meaning of the Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Grantee also agrees that the shares of Stock that Grantee acquires pursuant to this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.
               (c) Grantee agrees that (i) the Company may refuse to register the transfer of the shares of Stock acquired pursuant to this Agreement on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock acquired pursuant to this Agreement.
          4.2 Share Repurchase Options.
               (a) Grant of Unvested Share Repurchase Option. Upon the termination of Grantee’s Service for any reason, the Company will have the right to repurchase the Restricted Shares granted pursuant to this Agreement for which Forfeiture Restrictions have not lapsed (“Unvested Shares”) under the terms and subject to the conditions set forth in this Section (the “Unvested Share Repurchase Option”).
               (b) Grant of Restricted Share Repurchase Option. Subject to Section 3.3 and in addition to the Unvested Share Repurchase Option, upon the termination of Grantee’s Service either (i) during the first 12 months after the Date of Grant or (ii) at any time with Cause, the Company will have the right to repurchase all shares of Restricted Shares granted pursuant to this Agreement under the terms and subject to the conditions set forth in this Section (the “Restricted Share Repurchase Option”).
               (c) Grant of Vested Share Repurchase Option. Subject to Section 3.3 and in addition to the Unvested Share Repurchase Option, upon the termination of Grantee’s Service in any manner other than as set forth in Subsection (b) the Company will have the right to repurchase the Restricted Shares granted pursuant to this Agreement for which Forfeiture

Restrictions have lapsed (“Vested Shares”) under the terms and subject to the conditions set forth in this Section (the “Vested Share Repurchase Option”).
               (d) Exercise of Share Repurchase Options. The Company may exercise the Unvested Share Repurchase Option and the Restricted Share Repurchase Option by written notice to Grantee within 90 days after termination of Grantee’s Service. If the Company fails to give notice within such 90-day period, the Unvested Share Repurchase Option and the Restricted Share Repurchase Option will expire unless the Company and Grantee have agreed in writing, prior to the end of such 90-day period, to extend the time for the exercise of the Unvested Share Repurchase Option and Restricted Share Repurchase Option. The Unvested Share Repurchase Option and Restricted Share Repurchase Option may be exercised by the Company, if at all, for any or all of the Unvested Shares and Restricted Shares, as applicable. The Company may exercise the Vested Share Repurchase Option by written notice to Grantee within 12 months after termination of Grantee’s Service. If the Company fails to give notice within such 12-month period, the Vested Share Repurchase Option will expire unless the Company and Grantee have agreed in writing, prior to the end of such 12-month period, to extend the time for the exercise of the Vested Share Repurchase Option. The Vested Share Repurchase Option may be exercised by the Company, if at all, for any or all of the Vested Shares.
               (e) Payment for Shares and Return of Shares to Company. The purchase price per share of Unvested Shares and Restricted Shares being repurchased by the Company pursuant to the Unvested Share Repurchase Option and the Restricted Share Repurchase Option will be an amount equal to Grantee’s original purchase price per share as set forth in the Notice of Grant, as adjusted pursuant to Section 9 of the Plan (the “Unvested and Restricted Share Repurchase Price”). The Company will pay the aggregate Unvested and Restricted Share Repurchase Price to Grantee in cash within 60 days after the date of the written notice to Grantee of the Company’s exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of Grantee to the Company associated with the purchase of the shares will be treated as payment to Grantee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased will be delivered to the Company by Grantee at the same time as the delivery of the Unvested and Restricted Share Repurchase Price to Grantee. The purchase price per share of Vested Shares being repurchased by the Company will be an amount equal to the Fair Market Value of the Stock determined, at the Company’s option, either as of the time of the termination of Grantee’s Service or as of the time of such repurchase (the “Vested Share Repurchase Price”). The “Fair Market Value” of the Stock shall mean the value per share determined in good faith by the Board of Directors of the Company (the “Board”). The Company will pay the aggregate Vested Share Repurchase Price to Grantee in cash within 60 days after the date the Company sends the Grantee written notice of the Company’s exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of Grantee to the Company associated with the purchase of the shares will be treated as payment to Grantee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased will be delivered to the Company by Grantee at the same time as the delivery of the Vested Share Repurchase Price to Grantee.

               (f) Assignment of Unvested Share Repurchase Option and Vested Share Repurchase Option. The Company will have the right to assign the Unvested Share Repurchase Option and the Vested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons or entities as may be selected by the Company.
               (g) Corporate Change or Other Change to Stock. Upon the occurrence of a Corporate Change as defined in the Plan, a recapitalization as described in Section 9.3 of the Plan, or other change in Stock described in Section 9.5 of the Plan, any and all new, substituted, or additional securities or other property to which Grantee is entitled by reason of Grantee’s ownership of Unvested Shares will be immediately subject to the Unvested Share Repurchase Option and will be included in the terms “Stock,” “Restricted Shares” and “Unvested Shares” for all purposes of the Unvested Share Repurchase Option with the same force and effect as immediately prior to such Corporate Change, recapitalization, or other change in Stock. While the aggregate Unvested and Restricted Share Repurchase Price will remain the same after such Corporate Change, the Unvested and Restricted Share Repurchase Price per Unvested Share following such Corporate Change, recapitalization, or other change in Stock will be adjusted as appropriate. Certificates representing any new, substituted, or additional shares of stock will bear legends referencing the Unvested Share Repurchase Option as appropriate.
          4.3 Company’s Right of First Refusal.
               (a) Grantee agrees that if Grantee intends to transfer any or all of the Restricted Shares, Grantee will first give the Company notice in writing of such proposed transfer. Such notice (the “Notice”) will contain (a) the name and address of Grantee and the proposed transferee, (b) the terms and conditions of such transfer, including, in the event that any third party offer has been received by Grantee and Grantee intends to accept such offer, the purchase price, and if such price is to be paid in whole or in part in consideration other than cash, a full and complete description of such non-cash consideration, and (c) an offer (the “Required Offer”) to sell such Restricted Shares to the Company at a price per share equal to the proposed consideration for the transfer of such Restricted Shares. The Committee will determine the fair cash equivalent of any proposed consideration that is other than cash. At any time during the 30 day period immediately following the delivery of the Notice to the Company, the Company will have the exclusive right and option, but not the obligation, to accept the Required Offer and proceed with the purchase of such Restricted Shares pursuant to such Required Offer. In the event the Company does not exercise its rights as set forth in this Section, Grantee will be free to transfer such Restricted Shares under the terms and conditions stated in the Notice; provided, however, that if such transfer does not take place within 60 days following the delivery of the Notice to the Company, the terms of this Section must once again be followed prior to the transfer of the Restricted Shares. Any Restricted Shares that are transferred pursuant to the preceding provisions of this Section will continue to be subject to the right of first refusal set forth in this Section subsequent to any such transfer. If at any time a proposed transfer by Grantee applies to less than all of the Restricted Shares of Grantee, the right of first refusal granted in this Agreement to the Company will remain in full force and effect as to the remainder of such Restricted Shares, regardless of whether it is exercised with respect to such initial portion. Grantee may not pledge or otherwise encumber any of the Restricted Shares without the written consent of the Company.

               (b) The right of first refusal stated in this Agreement will survive the termination of this Agreement. The Company also has the right to assign the right of first refusal stated in this Agreement. The right of first refusal stated in this Agreement will not apply to transfers of Restricted Shares pursuant to the laws of descent and distribution; provided, however, that any such Restricted Shares will be subject to the right of first refusal set forth in this Section subsequent to any such transfer. The right of first refusal stated in this Agreement will not apply to the exchange of Restricted Shares pursuant to a plan of merger, consolidation, recapitalization, or reorganization of the Company, but any stock, securities or other property received in exchange therefor will be subject to the right of first refusal set forth in this Agreement; provided, however, that any such stock or securities received in any such merger, consolidation, recapitalization, or reorganization will not be subject to the right of first refusal set forth in this Section if the stock or securities received in such merger, consolidation, recapitalization, or reorganization are registered under the 1934 Act. A dissolution or liquidation of the Company will not trigger the right of first refusal set forth in this Agreement; provided, however, that a dissolution or a liquidation of the Company within one year following the sale of all or substantially all of the assets of the Company in exchange for stock or securities will be considered a reorganization of the Company. The right of first refusal set forth in this Section will terminate on the date upon which the Company (or a successor to the Company) first becomes publicly held. For purposes of the preceding sentence, the Company (or a successor to the Company) will be considered “publicly held” if the securities that are of the same class as the Stock (or the securities for which the Stock are exchanged as described in this Section or pursuant to the Plan) will be registered under Section 12 of the 1934 Act.
               (c) The Company shall not be required to (i) transfer on its books any Restricted Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of this Agreement.
          4.4 Lock-Up Period. Grantee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, Grantee will not sell or otherwise transfer any Restricted Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act. Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
          4.5 Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Section 4, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement. The Grantee must, at the request of the Company, promptly present to the Company any and all certificates representing Restricted Shares in the possession of the Grantee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
     5. MISCELLANEOUS
          5.1 Service Relationship. For purposes of this Agreement, Grantee will be considered to be in Service as long as Grantee remains an Employee, Consultant, or Director of either the Company or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or an employee, consultant, or director of a corporation or a parent or subsidiary of such corporation assuming or substituting new restricted shares for the Restricted Shares. Any question as to whether and when there has been a termination of such Service, and the cause of such termination, will be determined by the Committee, and its determination will be final.
          5.2 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered or (a) if Grantee is outside of the United States at the time of transmission of such notice, when sent by courier, facsimile, or electronic mail, and (b) if Grantee is within the United States at the time of transmission of such notice, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and Grantee to the addresses set forth in the Notice of Grant or to such other address as either party may furnish to the other in writing in accordance with this Agreement, except that notices or changes of address will be effective only upon receipt.
          5.3 Withholding of Tax. To the extent that (a) the receipt of the Restricted Shares, (b) the lapsing of Forfeiture Restrictions or any other restriction, or (c) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to Grantee for federal or state income tax purposes (a “Taxable Event”), Grantee will deliver to the Company at the time of such Taxable Event such amount of money or shares of Stock as the Company may require to meet all obligations under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or Stock remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event.
          5.4 Restrictions on Transfer of Shares. No Restricted Shares may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of Grantee), assigned, pledged, hypothecated, or otherwise disposed of, including by operation of law, in any manner that violates the Forfeiture Restrictions and any other provisions of this Agreement, and, until the date on which such Forfeiture Restrictions lapse, any such attempted disposition will be void. The Company will not be required (a) to transfer on its books any shares that will have been transferred in violation of this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such shares will have been so transferred. Notwithstanding the foregoing and the provisions of Section 4.3 above, once the Forfeiture Restrictions lapse, with advance written consent of the Company, Vested Shares may be transferred to Permitted Transferees (as defined below) of the Grantee. The terms of the Restricted Shares shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee. A “Permitted Transferee” means (a) the spouse of the Grantee, (b) a trust, or family partnership, the sole beneficiary of which is the Grantee, the spouse of or, any person related by blood or adoption to, the Grantee; provided, that any such transfers to a Permitted Transferee do not conflict with or constitute a violation of state or federal securities laws, the Permitted Transferee grants to the Grantee an irrevocable proxy coupled with an interest to vote all of the Stock so transferred and the Permitted Transferee agrees in writing to be bound by the terms of this Agreement.
          5.5 Binding Effect. This Agreement will be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.
          5.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of Delaware.

APPENDIX C
83(b) ELECTION FORM
(See Attached)

SECTION 83(b) ELECTION
     This statement is made under Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.
     The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

     1. The property with respect to which the election is made is                      shares of the common stock of Hunter Acquisition Corp.
     2. The property was transferred on                      ___,      .
     3. The taxable year for which the election is made is the calendar year      .
     4. The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of installments over a                     -year period ending on                      ___,      .
     5. The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $      per share.
     6. The amount paid for such property is $      per share.
     7. A copy of this statement was furnished to Hunter Acquisition Corp., for whom taxpayer rendered the services underlying the transfer of such property.
     8. This statement is executed on                      ___,      .

Signature of Spouse (if any)	Signature of Taxpayer
     Within 30 days after the date of grant, this election must be filed with the Internal Revenue Service Center where the Grantee files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Grantee must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.

HUNTER ACQUISITION CORP.
NOTICE OF GRANT OF RESTRICTED STOCK
     Pursuant to the terms and conditions of the Hunter Acquisition Corp. 2005 Stock Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock (as defined in the Agreement) subject to certain restrictions thereon and under the conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”).

Grantee:

Date of Grant:

Number of Shares:

Purchase Price:	$ per share.

Vesting Schedule:	As long as Grantee’s Service (as defined in the Agreement) is continuous, the Forfeiture Restrictions (as defined in the Agreement) on the Restricted Shares will lapse (a) as to 20% of the Restricted Shares on the first anniversary of the Date of Grant and (b) as to an additional 1/60 of the Restricted Shares upon the completion of each full month following the first anniversary of the Date of Grant until the Forfeiture Restrictions have lapsed as to 100% of the Restricted Shares.
     By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Shares issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and the Agreement. You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.

COMPANY:	GRANTEE:

HUNTER ACQUISITION CORP.	[NAME]

By:	By:

Name:	Name:

Title:	Title:

Attachments:	Appendix A – Hunter Acquisition Corp. 2005 Stock Incentive Plan
Appendix B – Restricted Stock Agreement
Appendix C – 83(b) Election Form

APPENDIX A
HUNTER ACQUISITION CORP. 2005 STOCK INCENTIVE PLAN
(See Attached)

APPENDIX B
RESTRICTED STOCK AGREEMENT
(See Attached)